Exhibit 99.1

Hall of Fame Resort & Entertainment Company Closes on Financing for Constellation Center for Excellence

CANTON, Ohio – December 15, 2021 – Hall of Fame Resort & Entertainment Company (“HOFV” or the “Company”) (NASDAQ: HOFV, HOFVW), the only resort, entertainment and media company centered around the power of professional football and owner of the Hall of Fame Village powered by Johnson Controls (the “Destination”), today announced that it has closed on financing for the Constellation Center for Excellence, the mixed-office and retail component of the Destination.

ERIEBANK and PACE Equities, LLC completed the financing of the Constellation Center for Excellence. The financing consisted of senior construction debt provided by ERIEBANK and Property Assessed Clean Energy financing from PACE Equities, LLC.

“We are pleased to expand our relationship with ERIEBANK, who is familiar with our business and its potential through their financing of our DoubleTree by Hilton Hotel in Downtown Canton,” stated Michael Crawford, President and CEO of HOFV. “Additionally, we are thrilled to work with PACE Equities, LLC, who adds another strategic dimension to this financial structuring. These credit facilities will afford us the financial flexibility to allow us to complete the construction of one of our marquee assets while continuing to build other valuable components of the Hall of Fame Village powered by Johnson Controls. We will continue to explore additional ways to finance our broader strategic priorities to further grow our business and shareholder value.”

The Constellation Center for Excellence will be an approximately 75,000-square-foot, mixed-use facility that will include a variety of sports-centric research and programming, office space and retail pads. The types of tenants the Center will house include those that are dedicated to improving the game, player safety and the mind and body through research and technology. Constellation, an Exelon company and a leading competitive energy supplier, plans to utilize the Center to host regional energy conferences and other customer-focused events.

The credit facility was arranged by BGL Real Estate Advisors.

About the Hall of Fame Resort & Entertainment Company

The Hall of Fame Resort & Entertainment Company (NASDAQ: HOFV, HOFVW) is a resort and entertainment company leveraging the power and popularity of professional football and its legendary players in partnership with the Pro Football Hall of Fame. Headquartered in Canton, Ohio, the Hall of Fame Resort & Entertainment Company is the owner of the Hall of Fame Village powered by Johnson Controls, a multi-use sports, entertainment and media destination centered around the Pro Football Hall of Fame's campus. Additional information on the Company can be found at www.HOFREco.com.

Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words and phrases such as “opportunity,” “future,” “will,” “goal,” and “look forward” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include the inability to recognize the anticipated benefits of the business combination; costs related to the business combination; the inability to maintain the listing of the Company’s shares on Nasdaq; the Company’s ability to manage growth; the Company’s ability to execute its business plan and meet its projections, including refinancing its existing term loan and obtaining financing to construct planned facilities; potential litigation involving the Company; changes in applicable laws or regulations; general economic and market conditions impacting demand for the Company’s products and services, and in particular economic and market conditions in the resort and entertainment industry; the potential adverse effects of the ongoing global coronavirus (COVID-19) pandemic on capital markets, general economic conditions, unemployment and the Company’s liquidity, operations and personnel, as well as those risks and uncertainties discussed from time to time in our reports and other public filings with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media/Investor Contacts:

Media Inquiries

Public.Relations@hofreco.com

Investor Inquiries

Investor.Relations@hofreco.com